UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

__________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026 (June 26, 2026)

__________________________

Empery Digital Inc.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-40867	84-4882689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2512 W Pecan St, Unit 230

Pflugerville, TX 78660

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

3121 Eagles Nest Street, Suite 120

Round Rock, TX 78665

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	EMPD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On June 30, 2026, Empery Digital Inc. (the “Company”) announced a strategic partnership with Cardinal Power LLC (“Cardinal”), which is affiliated with Hunt Properties. The goal of the strategic partnership is to originate, evaluate, and acquire powered land properties with secured tenants suitable for artificial intelligence and high-performance computing data center development. Each of Volcon Epowersports LLC, a wholly-owned subsidiary of the Company (“Volcon Epowersports” and, together with the Company, “Empery”), and TexStack Infrastructure, LLC (“TexStack”), a subsidiary of Cardinal, entered into an Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) setting forth the terms relating to EMHU, LLC, a Delaware limited liability company (the “Partnership”), dated June 26, 2026.

Pursuant to the LLC Agreement, Empery made an initial capital contribution of $2.9 million and committed to making a further capital contribution of $62.1 million upon the contemplated closing of the Property Acquisition (as defined below). TexStack made an initial capital contribution of $2.5 million to the Partnership in connection with its payment of the initial deposit under the Property PSA (as defined below). Pursuant to the LLC Agreement, TexStack holds 75% of the common units of the Partnership and Empery holds 25% of the common units.

As managing member under the LLC Agreement, TexStack may make mandatory capital calls on a pro rata basis, and the Company has agreed to irrevocably guarantee such additional capital contributions of Volcon Epowersports. Distributions from the Partnership may be made at the sole discretion of TexStack, as managing member, on a pro rata basis, provided that, if the Property PSA is terminated prior to consummation, $2.5 million of the initial capital contributions shall be distributed to TexStack and $400,000 shall be distributed back to Empery.

Pursuant to the LLC Agreement: (i) Empery has a right of participation to purchase its pro rata share of any new equity issued by the Partnership, except if it is in breach of its funding obligations, (ii) Empery has a co-sale right to participate on a pro rata basis in any proposed transfer of the common units held by TexStack, (iii) subject to certain Empery consent rights, TexStack may require Empery to participate in a Deemed Liquidation Event (as defined in the LLC Agreement), and (iv) each member shall have a right of first refusal over any transfers of another member’s common units. Subject to certain limited exceptions, Empery must obtain the prior approval of TexStack for any transfer of its common units to third parties. On June 29, 2026, the Partnership entered into the Property PSA (as described in Item 8.01 below), at which time the LLC Agreement became a material definitive agreement of the Company.

The foregoing description of terms and conditions of the LLC Agreement does not purport to be complete and is qualified in its entirety by the full text of such document, which is attached hereto as Exhibit 10.1.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On June 30, 2026, the Company issued a press release announcing the strategic partnership with Hunt Properties, the Property PSA and the LOI (as defined below). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference. The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On June 29, 2026, the Partnership entered into a definitive agreement (the “Property PSA”) to purchase 100% of the equity interests of the current holder of a fee simple title to a property in the Midwest (the “Property”) that, upon closing, is intended to be converted into an AI data center, for an aggregate purchase price of approximately $230 million (the “Property Acquisition”). The closing of the Property Acquisition is subject to certain closing conditions, including the Partnership’s completion of its due diligence and the expiration of a review period contemplated to end on July 29, 2026, which review period may be extended under the Property PSA. While the Company anticipates the Property Acquisition to close during the third quarter of 2026, there can be no assurance that it will occur. In addition to the satisfaction by both the Partnership and the Property Seller of any closing conditions, TexStack is the managing member of the Partnership and, as such, has full discretion to make any decisions on behalf of the Partnership with respect to (i) its satisfaction relating to ongoing due diligence with respect to the Property, (ii) the Partnership’s decision whether or not to close the Property Acquisition, and (iii) any decision whether or not to extend the Review Period and/or the closing date and, if so, how often.

The Property has operated as a power-intensive industrial facility for the past three years and includes an owned substation and associated infrastructure for the approximately 150 MW of currently available capacity under an existing power agreement with a local utility. A recent load study confirmed the facility’s potential to almost double the available power to approximately 300 MW to support artificial intelligence workloads. Additionally, Cardinal has executed a non-binding letter of intent (the “LOI”) with a leading provider of compute (the “LOI Parties”). The LOI contemplates a triple net lease agreement between the Partnership and the LOI Parties that, subject to negotiation and execution of a definitive lease agreement, would potentially produce an aggregate of up to $1 billion in net lease payments and contemplates the ability to double the lease payments to the extent the power upgrade is completed.

The Company may in the future continue to cooperate with Cardinal to continue executing on this strategy, the goal of which is to originate, evaluate, and acquire additional powered land properties with secured tenants suitable for artificial intelligence and high-performance computing data center development.

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Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including, without limitation, statements relating to the closing of the Property PSA and the timing thereof; the conversion of the Property into a data center and the potential to increase its power capacity; the Partnership or its affiliate executing a definitive agreement with the same or similar terms to the LOI, and the expected total net lease payments that may be realized in connection therewith; the strategic partnership between Empery and Hunt Properties, its ability to execute on its shared vision for AI infrastructure and to identify, fund and execute on future opportunities, and the realization of the expected benefits therefrom; the Company’s bitcoin strategy and statements relating to the Company’s ability to create long-term value for shareholders. Each forward-looking statement contained in this Current Report on Form 8-K is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, changes in business, market, financial, political and regulatory conditions; risks relating to the Partnership’s ability to fund the Property Acquisition with equity or a combination of equity and debt funding on desirable terms; reduced demand for data centers or decreases in information technology spending; increased competition or available supply of data center capacity; delays or disruptions in connectivity or availability of power; deterioration in the relationship between the Company and Hunt Properties or the potential tenant; risks relating to the Company’s operations and business, including the highly volatile nature of the price of bitcoin and other cryptocurrencies; the risk that the Company’s stock price may be highly correlated with the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes, as well as those risks and uncertainties identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and other information the Company has or may file with the U.S. Securities and Exchange Commission. We caution investors not to place considerable reliance on the forward-looking statements contained in this Current Report on Form 8-K. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this Current Report on Form 8-K speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Limited Liability Company Agreement of EMHU, LLC, dated June 26, 2026.*
99.1	Press release issued on June 30, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K and portions of this exhibit have been redacted pursuant to Item 601(a)(6) and Item 601(b)(10) of Regulation S-K. The Company will provide a copy of such omitted materials to the Securities and Exchange Commission or its staff upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPERY DIGITAL INC.

Date: June 30, 2026	/s/ Greg Endo
Greg Endo
Chief Financial Officer

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